CALPINE

SEVERANCE BENEFIT SUMMARY SHEET

Date:	2/27/2007

Name:	Jim Macias

Service/Hire Date:	5/10/00

Severance Period Eligibility*:	20.8 Weeks

Total Value of Base Salary Continuance*:	$199,996.16

Optional Benefits Continuance coverage ends*	11/30/07

Optional Outplacement Services*	24 Hours

Termination Date:	2/28/07

Signed General Release is due no later than:	4/14/07

HR Contact/ Phone Number:	Ed Pawkett 408-794-2411

* To be eligible for entire period/amount, General Release must be received by Calpine.